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                                   EXHIBIT 22

                           SUBSIDIARIES OF THE COMPANY



The following table shows name and place of incorporation of each subsidiary of the Company as of March 24, 1997. All subsidiaries do business in their respective corporate names.
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                            NAME                                                PLACE OF INCORPORATION
                            ----                                                ----------------------


Provident Indemnity Life Insurance Company                                           Pennsylvania

         Montgomery Management Corporation                                           Pennsylvania

         Provident American Life & Health Insurance Company                          Pennsylvania

         NIA Corporation                                                             Colorado

         Coastal Services Eastern, Inc.                                              New Jersey

         REF & Associates, Inc.                                                      Colorado

Passages Advance Planning Agency, Inc.                                               Pennsylvania

Tamerlane Agency, Inc.                                                               Delaware

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